SEVERANCE POLICY Effective Date: November 19, 2025 Page 1 of 6 Version: 2022_01 OBJECTIVE The Bank provides for payment of severance benefits to Eligible Employees upon Involuntary Termination of employment. POLICY Eligibility Employees involuntarily terminated from employment as described in the definition of Eligible Employee set forth below. Notification Employees are provided a minimum of two weeks’ notice in the event of the termination of their employment. The Bank may, at its discretion, provide salary continuation in lieu of notice. Separation and Release Agreement The Bank will require a signed separation and release agreement between the Bank and the employee relative to any salary, benefits or services offered through this policy. The agreement includes a description of the severance benefits and provides a general release by the employee for any claims against the Bank relative to the separation action as well as any other claims relating to employment with the Bank. Payments and Benefits Provided Salary Continuation The salary continuation benefit reflects the employee's current salary, position and length of Bank service. The benefit is calculated as follows: • Leadership (Executive Committee, Senior Directors, Directors and Analyst 7) 1 • 4 weeks base salary per year of service • 26-week minimum • 52-week maximum • Employees (Analyst 4 and above) • 3 weeks base salary per year of service • 12-week minimum • 36-week maximum 1 This also includes any employee who has ever been subject to a deferral of compensation under such Plan or the Chief Internal Auditor Incentive Compensation Plan.

SEVERANCE POLICY Effective Date: November 19, 2025 Page 2 of 6 Version: 2022_01 • Employees (Analyst 3 and below) • 2 weeks of base salary per year of service • 6 -week minimum • 26-week maximum Under certain circumstances the Bank may extend salary continuation beyond the described benefit levels, pending non-objection by the Federal Housing Finance Agency (the FHFA) when required. Years of Service Years of service are calculated based upon the employee's service years as of the most recent service anniversary. Any prior service within Bank system is included as service in the calculation of severance benefits. Payment Salary continuation payments shall be subject to all required withholdings. The payment schedule for salary continuation payments shall be set forth in the separation and release agreement between the Bank and the employee. Benefit Continuation During the salary continuation period, the Bank will make a monthly payment to the employee as taxable compensation in the amount equivalent to the amount the Bank contributes to its active employees’ medical coverage. The employee may use this amount to apply toward the payment of continued medical coverage from the Bank. The employee is responsible for making payment to the Bank for continued medical coverage. In such case, the medical plan terms, requirements and level of coverage (single, two-party, and family) remain the same as the employee benefit election in effect at the time of the termination of employment. All terminating employees and their dependents who are participants in the Bank's dental and vision benefits have an option to continue coverage for a specified number of months following termination of their coverage. The employee is responsible for the full cost of such continuing coverage plus a 2% administrative fee. A letter outlining the option of benefit continuation is sent to employees following termination of their active employee coverage. Any vested retirement and/or thrift plan benefits are handled in the same manner as any employee who separates their employment from the Bank. All terminated employees, regardless of position, receive payment for earned, unused vacation. With respect to incentive compensation, the terms of any applicable incentive compensation plan(s) shall govern any incentive compensation and any incentive compensation payment will be governed by and made in accordance with the terms of such plan(s) not this policy. Tuition assistance approved and paid by the Bank prior to the termination date need not be

SEVERANCE POLICY Effective Date: November 19, 2025 Page 3 of 6 Version: 2022_01 reimbursed upon termination. Outplacement Services As part of this policy, the Bank may provide the following outplacement services: • Executive Committee and participants in the Bank’s Key Employee Incentive Compensation Plan – formal individualized 12-month executive outplacement program • All Other Employees – appropriate career services or workshops as offered through the approved outplacement vendor Outplacement services are required to begin within 30 days of termination. The Bank will not pay cash in lieu of outplacement services.

SEVERANCE POLICY Effective Date: November 19, 2025 Page 4 of 6 Version: 2022_01 APPROVAL DATE: June 13, 2025 POLICY OWNER: Chief Human Resources Officer APPROVING MANAGEMENT COMMITTEE: Executive Committee APPROVAL FREQUENCY: Annual APPLICABILITY: Bank-wide APPROVING BOARD COMMITTEE: Human Resources and OMWI Committee POLICY ADMINISTRATION Approval of Exceptions. Any exceptions to this Policy must be approved by the President and in the case of any exception involving an executive officer by the Human Resources and OMWI Committee of the Board. Policy Interpretations. Overall responsibility for this Policy is assigned to the Chief Human Resources Officer including making Policy interpretations. Bank management is responsible for identifying and providing written documentation regarding any reduction in staff. Benefits provided to executive management under this Policy must be reviewed and approved by the Human Resources and OMWI Committee of the Board of Directors. Right to Amend or Terminate. The Bank reserves the right to amend, modify, or terminate this Policy at any time without notice. COMPLIANCE MONITORING As set forth in the Policy Governance Standards. APPLICABLE LAWS AND REGULATIONS 12 USC §4501 and 4502 12 C.F.R. Parts 1230 and 1231 26 U.S.C. §409A 26 C.F.R. Part 1.409A 26 U.C.C. Part 105(h) 26 C.F.R. Part 1.105 RELATED POLICIES; PROCEDURES Human Resources Employee Handbook Policy Governance Standards DEFINED TERMS

SEVERANCE POLICY Effective Date: November 19, 2025 Page 5 of 6 Version: 2022_01 Executive Committee refers to the Bank’s executive officers. Eligible Employees means full-time and part-time employees (>20 hours per week) with a minimum of 6 months of service whose employment with the Bank is discontinued due to, but not limited to, any of the following events: elimination of employee's position, misalignment of skills and/or business needs, general reduction in staff, substantial job modification resulting in employee's inability to qualify or perform the revised job, changing business needs, reorganization of Bank staff, or reassignment of staff requiring relocation of employee's primary residence. Eligible Employee does not include any employee who is terminated for cause [defined to include, without limitation, unsatisfactory job performance, misconduct or intentional neglect of job duties] Such employees are not eligible for benefits under this Policy. Involuntary Termination is intended to be interpreted consistent with the applicable 409A regulatory definition of “separation from service.” POLICY HISTORY LOG Date Change Notes November 19, 2025 Non substantive wording changes Approval by Board and revision effective 11-19- 2025 June 13, 2025 Non substantive wording changes Annual approval by Board effective 6-13- 2025 June 14, 2024 Non substantive wording changes Annual approval by Board effective 6-14- 2024 August 18, 2023 Non substantive wording changes Annual approval by Board effective 8-18- 2023 June 16, 2022 Non substantive wording changes Annual approval by Board effective 7-1-2022 April 23, 2021 Non substantive wording changes Annual approval by Board effective 5-1-2021 June 19, 2020 Non substantive wording changes Annual approval by Board effective 6-19- 2020 June 21, 2019 Non substantive wording changes Annual approval by Board effective 6-21- 2019 June 21, 2018 No changes Annual approval by Board effective 6-21- 2018 June 22, 2017 Revisions to eligibility and minimum benefits Mid-year approval by Board and revision

SEVERANCE POLICY Effective Date: November 19, 2025 Page 6 of 6 Version: 2022_01 effective 6-22-2017 December 14, 2016 Revisions to Committee name and Chief Human Resources Officer title Annual approval by Board and revision effective 1-1-2017 November 25, 2015 No changes Annual approval by Board effective 1-1-2016 December 18, 2014 Revised benefit continuation portion to comply with self-funding requirements Annual approval by Board and revision effective 1-1-2015